COMMERCIAL BUILDING LEASE

STATE OF GEORGIA

LUMPKIN COUNTY

     This indenture, made, executed and entered into this 12th day of June , 1998, for a period of three years shall be considered a ground Lease and not a usufruct by and between the following parties and concerning the premises as hereinbelow provided:

      Lessor:             Norman Adams
                          James A. "Tony" Anderson
                          Donald E. Bryan
                          Pamela J. Butler
                          Known and doing business as AABB
                          P. 0. Box 98
                          Dahlonega, Georgia 30533

      Lessee:             Easy Gardener, Inc.
                          3022 Franklin
                          Waco, Texas 76710

      Premises:           That property shown on Exhibit "A" and
                          located at 6195 Highway 52 East and the
                          adjacent 25 Starbridge Road and 74 Starbridge
                          Road, Dahlonega, Lumpkin County, Georgia
                          (Being known and identified locally as "Weed
                          Wizard), but not including the area marked
                          "OUT" on Exhibit"A."

     WHEREAS, Lessor, sometimes also referred to as Landlord, is the owner of the Premises and desires to rent and Lease to Lessee for a period of time under the terns and conditions as hereinbelow provided; and

     WHEREAS, Lessee, sometimes also referred to as Tenant, desires to rent and Lease said Premises from Landlord under said terms and conditions;

     NOW, THEREFORE, in consideration of the mutual benefits which shall accrue to the benefit of the parties hereto, and in consideration of the promises each gives and makes to the other, and various other valuable considerations, the sufficiency of which shall not be questioned, which are delivered and in hand paid, at and before the delivery of these presents, the parties hereto agree as follows:

     1. EFFECTIVE COMMENCEMENT DATE. Without regard to the date of the signing of this Lease by the parties hereto, the Effective Commencement Date of this Lease, also referred to herein as the Effective Date, shall be August 26, 1998 , and all times and terms shall be calculated from said Effective Date unless otherwise specifically provided.

     2. LEASE AGREEMENT. This Lease agreement shall become effective and binding upon the parties hereto as of the Effective Commencement Date. As of the Effective Commencement Date, each and every provision of this Lease Agreement shall thereupon become fully and totally effective.

     The Effective Commencement Date shall be the Effective Date hereinabove set out, and shall be the date from which all times are computed hereunder. The Effective Commencement Date shall be the date when Lessee is deemed to take possession of the Premises and the date from which liability for Lease payments shall be calculated.

     3. TERM OF LEASE. a. Subject to Section 3.c. hereof and any other provisions of this Lease regarding the right of termination, this Lease shall be for a term beginning as of the Effective Commencement Date and ending at midnight on the day


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prior to the third anniversary of the Effective Commencement Date.

     b. Upon written notice to Lessor prior to ninety calendar days prior to the termination of the term of this Lease as provided next above, Lessee may negotiate for such terms and conditions as may be mutually agreeable and acceptable to continue the Term of the Lease for an additional period as may be agreed by the parties hereto. After the ninetieth day prior to the termination of the term of this initial Lease Lessor shall have the tight to advertise the Premises for Lease and to card the Premises in a bona fide effort to market the Premises.

     c. Lessee may terminate this Lease with or without cause upon each anniversary date following the Effective Date and upon giving Lessor at least sixty (60) days prior written notice before such anniversary date.

     4. NATURE OF ESTATE. This Lease is intended by the parties to convey a leasehold estate as set forth by Official Code of Georgia and not a usufruct. The leasehold shall be subject to any liens for debt in such cases where Lessor has pledged the subject property as security for existing loans, and it is further agreed that Lessor shall be free to modify existing loans and to acquire additional financing which shall be secured by the subject property, with or without notice to Lessee, but in the event the agreement of Lessee is required by any Lender, such agreement shall not be unreasonably withheld.

     5. RENTAL. As of the Effective Commencement Date, Lessee shall commence payment of rent to Lessor, with monthly rentals


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payable in arrears on the 1st day of each month for the month preceding, prorated for any portion of a month. The initial payment shall be due on the 1st day of the month following the Effective Date and shall be in the amount of Four Hundred Ninety-One and No/100 Dollars ($491.00) per day for the remainder of the month following the Effective Date.

     a. The initial basic rent shall be Fourteen Thousand Seven Hundred Fifty and No/100 Dollars ($14,750.00) per month. The regular monthly payment shall be due on the first day of the month following the month in which the first payment occurs, and on the first day of each month thereafter as provided herein.

     b. Lessee shall pay electric, water and garbage charges, and all other utility charges, (including heating and air conditioning and the costs of operating any air compressor units) accruing after the Effective Date and before the final date, unless otherwise provided in writing.

     c. Lessor shall pay and discharge all real estate taxes or assessments. Lessee shall pay all personal property taxes on furniture and equipment, all business licenses and fees, and shall further comply with all appropriate and applicable governmental regulations.

     d. Any payment of rent received in hand paid by Lessor or postmarked by the 5th day of the month when payment first became due shall be considered a timely payment.

     e. Lessor's obligation to pay rent is dependent upon Lessor's performance of Lessor's obligations hereunder, including Lessor's covenant of quiet enjoyment.


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


     6. LATE PAYMENT. Any payment of rent postmarked after the 5th day of the month in which said payment first became due, or if paid by any means other than U.S. Mail, if such rent is received by Lessor later than such date as aforesaid shall be considered a late payment. Any payments by check which is dishonored by the payor bank shall also constitute a late payment.

     a. Lessee agrees to pay a late charge of One Hundred and No/100 Dollars ($100.00) for any late payment as defined above. Such charge becomes due and payable on the 6th day of the month in which the monthly payment became due, and will be deducted first from any subsequent payments received before determining if the total payment submitted amounts to a timely payment.

     b. Failure to make any payment plus the late fee by the 15th day of the month in which such payment became due, or on the first business day following said 15th day of the month if the 15th day of the month falls on a weekend or holiday shall, under the bargained agreement of Lessor and Lessee, constitute constructive abandonment of the Premises and a breach of the Lease such that Lessor may prove to evict Lessee and rent the Premises.

     c. If any rent owing under this Lease is collected by or through an attorney at law, Lessee agrees to pay an additional fifteen percent (15%) of the amount of such delinquent rent as attorney's fees.


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


     7. USE. Both parties have bargained and agreed that the Premises may be used for legal purposes only, with the following additional limitations.

     a. The building located on the Premises is intended to be leased for use as a manufacturing, administrative management and shipping center and warehouse for the use by Lessee and those persons identified in the application or on this Lease as occupants. No additional persons shall be permitted to operate on the premises except with written permission of Lessor or as may be provided under the terms and conditions of this Lease.

     b. Failure to use the premises as provided herein shall constitute a condition of default or breach under the terms of the Lease.

     8. ASSIGNMENT. Both parties have bargained and agreed that this Lease shall not be assigned without the written consent of the Lessor, and will as a minimum require submission of a full and complete application and financial statement by the proposed substitute Lessee. Such permission shall be at the sole discretion of Lessor. In any event, any approval of assignment of this Lease acts as an early termination of the Lease unless otherwise agreed by the parties as a result of a bargained agreement supported by additional consideration.

     9. PROTECTION OF TITLE. Lessee shall protect Lessor's title to the property from mechanic's liens as to any persons doing work at the request of Lessee. Except as expressly authorized in this Lease, Lessee shall not have the authority to


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


take any action which would affect Lessor's title to the Premises.

     10. REPAIRS. a. Lessor, from and after the Effective Commencement Date, shall maintain the Premises in good repair and shall have the obligation to make any repairs to the Premises (except repairs caused by or resulting from any acts of Lessee), to include routine repairs, (unless the cost of such repairs is covered by insurance, in which case the insurance proceeds shall be used to pay for repairs).

     b. Lessor shall maintain the Premises during the term hereof.

     c. If Lessor shall deem it necessary or desirable to effect renovations or redecoration of the Premises, such action shall be made at Lessor's expense. Lessee may abate the rent proportionate to the amount of Premises being so renovated or redecorated. If any such repair, alterations, reconstruction, improvement, removal or construction shall be required by reason of Lessee's use or occupancy of the Premises, then such action shall be at Lessee's expense.

     11. DEFAULT. In the event that Lessee shall default in the payment of any rentals due hereunder, or if Lessee shall fail to observe or perform any of the covenants, agreements, or conditions of this Lease on the part of the Lessee to be kept and performed, or if Lessee shall file a petition in bankruptcy or be adjudicated a bankrupt, or if Lessee shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, or liquidation, then in any of such events, Lessee


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


shall be deemed to be in default under this Lease. Lessor's remedy in the event of any default includes, but is not limited to, the termination of this Lease as of the expiration of thirty (30) days after written notice specifying such default to Lessee, unless during such thirty (30) days period Lessee shall either cure such default if the default is capable of being cured within such thirty (30) day period, or in the event that such default is incapable of being cured within such thirty (30) day period, Lessee commences to cure such default and thereafter diligently pursues the same. In the event that this Lease is terminated, as aforesaid, then this Lease shall become null and void as of the date of termination, Lessee shall have no further rights in respect to the Premises thereafter, and the Lease Agreement shall thereupon become null and void.o Lessor shall have such other remedies as are or may be provided by law. This remedy is specifically in addition to any other remedy set forth in this Lease Agreement.

     Should bankruptcy proceedings be filed by or against Lessor, or if Lessor is adjudged a bankrupt, or if Lessor makes an assignment for the benefit of creditors, or a receiver is appointed for Lessor or the leased premises, Lessee shall have the option to terminate this Lease effective immediately on any date chosen by Lessee.

     12. LEASEHOLD MORTGAGE. Lessee shall not have any right to mortgage its Lease interest in the Premises. Any mortgage by Lessor of the fee title to the Premises shall provide Lessee may remain a tenant if Lessee is not in default hereunder.


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


     13. CONDEMNATION; FIRE OR OTHER CASUALTY. If the Premises or any part of the Premises shall be taken, appropriated or condemned by any public authority to the degree that the Premises are rendered unsuitable for Lessee's use, or if by any law, ordinance or other reason the use of the Premises by the Lessee is deemed unlawful, then, at the option of Lessee and upon thirty (30) days notice in writing to Lessor, all obligations of the parties under this Lease shall terminate. Each party shall have the full right to make a claim against the condemning authority for his interest in the Premises which have been so taken and condemned.

     Should the Premises (or any part thereof) be damaged or destroyed by fire or other casualty insured under the standard fire and insurance policy, with approved standard extended coverage endorsement applicable to the premises, Lessor shall, except es otherwise provided herein, and to the extent it recovers proceeds from such insurance, repair and/or rebuild the same with reasonable diligence. Lessor shall not be obligated to repair, rebuild or replace any property belonging to Lessee or any improvements to the premises furnished by Lessee. No rent shall be due for that portion of the Promises being repaired or restored until such repairs or restoration are completed to the satisfaction of Lessee. If there should be a substantial interference with the operation of Lessee's business in the Premises as a result of such damage or destruction which requires Lessee to temporarily close its business to the public, the rent shall abate totally.


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


     Notwithstanding anything to the contrary contained in Paragraph 13 or elsewhere in this Lease, either Lessor or Lessee may terminate this Lease on thirty (30) days' notice to the other, given within sixty (60) days after the occurrence of any damage or destruction if (1) the Premises be damaged or destroyed as a result of a risk which is not covered by insurance, or (2) the Premises be damaged and the cost to repair the same shall be more than fifty percent (50%) of the cost of replacement thereof,

     14. QUIET ENJOYMENT. Lessor covenants that so long as Lessee performs Lessee's obligation hereunder Lessee shall have the right of quiet enjoyment of the Premises. Lessee's obligation hereunder, including the obligation to pay rent, are dependent upon Lessor's fulfillment of Lessor's obligations hereunder, including the convent of quiet enjoyment.

     15. SURRENDER. Upon expiration or earlier termination of this Lease, Lessee shall deliver up and surrender to Lessor possession of the Premises, and any improvements thereon, in the condition as the same may then exist. In the event Lessee has failed to maintain the Premises in good repair, subject only to fair wear and tear, then Lessor shall have a right of action for any damages, to include cost of suit and attorney fees.

     16. NOTIFICATION OF INTENT TO QUIT. In the event that Lessee becomes unable to fulfill Lessee's obligations under this Lease Agreement, or for any reason desires to terminate the Lease and quit the Premises, Lessee may do so. In that event, Lessee shall be liable for the balance of the rent due until the next


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anniversary date hereof, less any rent collected by Lessor in mitigation for the same period.

     17. TIME. Time is of the essence in this Lease.

     18. INSURANCE. Lessee shall maintain such insurance as it deems necessary to protect its interest in the Premises (i.e., Lessee's leasehold interest), the contents thereof, and others, and Lessee shall hold harmless and indemnify Lessor against any claim arising from Lessees use of or presence on the Premises, to include any claim by third party invitees or licensees. As a minimum' Lessee shall maintain at all times a general hazard policy, to include fire, theft, and storm damage to Lessee's property, plus a liability policy in the total amount of $1,000,000.00 or greater, with a per claim limit of no less than $1,000,000.00, and Lessee shall ensure that Lessor is named as an insured party on said liability policy.

     Lessor shall maintain insurance on the building. The liability of each party to the other shall not extend to any matter against which such party shall be effectively protected by insurance; provided, however, that if any such liability shall exceed the amount of the insurance in effect, then liability as may be provIded herein shall be applicable with respect to such excess.

     19. NOTICE. All notices to either party shall be in writing and shall be given by hand delivery with signed receipt or by mailing by certified mail, return receipt requested, to the address hereinabove set out. Any notice required of Lessor to Lessee shall be conclusively shown to be complete notice by


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placing such notice in the U.S. Mail as certified mail and addressed to Lessee at such nailing address as it provides to Lessor in writing, or by placing in the UPS or Federal Express system.

     20. PERMITS AND LICENSES. Lessee shall have full and total responsibility for the qualification for and acquisition of all permits and licenses for its intended operations.

     21. FIXTURES INSTALLED BY LESSEE. Lessee shall have the right, at its own expense, to install such additional fixtures and equipment as may be necessary for its operation. At the end of the Lease period, Lessee shall be entitled to remove only such fixtures and equipment as can be removed without physical modification or damage to the remaining structure, to include walls, ceiling and floors.

     22. MAINTENANCE OF EXTERIOR. Lessor is responsible for the maintenance of the outside of the building to include parking lot. Lessee is responsible for routine cleanup of the interior of the Premises.

     23. IMPROVEMENTS BY LESSEE. Lessee shall be responsible for all expenses incurred for leasehold improvements desired by Lessee. Lessor shall be responsible for all repairs to all doors, windows, and electrical systems serving the Premises after commencement of Lease and during the Term, unless such repairs are needed because of harm caused by the Lessee. Lessee agrees throughout the initial term of this Lease, at its expense, to maintain in good order the heating and air conditioning equipment, including replacement parts, compressors and air


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handling units, to include changing of the air-conditioning filters.

     24. APPLICABLE LAW. This Lease Agreement shall be governed by the laws of the State of Georgia. Lessee agrees that it has entered into the County of Lumpkin for the purpose of conducting business, that it has sought out Lessor for the purpose Of entering into this business agreement, that its acts constitute doing business in the County, that as of the Effective Date of this Lease it shall be deemed that Lessee has an office and a place of business in said County, and that venue is proper in any Lumpkin County Court with necessary jurisdiction over the subject matter, and that Lessee further agrees to accept venue and jurisdictions in any appropriate Lumpkin County Court for settlement of any issue arising between Lessor and Lessee, or to which Lessee may be joined as a party by Lessor.

     25. BINDING EFFECT. This Lease and each and every provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and assigns.

     26. RIGHT OF ACCESS. Lessor shall have the right of access to the Premises, without notice, for inspection during reasonable hours. In case of emergency, Lessor may enter at any time to protect life and prevent damage to the Premises.

     27. WHOLE AGREEMENT. This Lease constitutes the entire agreement between Lessor and Lessee. No oral agreement shall be enforceable to modify or amend this agreement unless reduced in


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writing, signed by the Parties hereto and attached by reference as an amendment to this agreement.

     Witness our hands and seals the day and year first set out above.

LESSOR:                                                 LESSEE:
/s/ Norman Adams                                        Easy Gardener Inc.
---------------------------                             ------------------------
Norman Adams

/s/ James A. Tony Anderson                              By: /s/ Sheila B. Jones
---------------------------                             ------------------------
James A. "Tony" Anderson                                     VP Operations

/s/ Donald E. Bryan
---------------------------
Donald E. Bryan

/s/ Pamela J. Butler
---------------------------
Pamela J. Butler


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